EXHIBIT 99.1

KLX Energy Services Financial Results for Third Quarter Ended October 31, 2019;  Implements Major Cost Reduction Program;  Strong Third Quarter Cash Flow

WELLINGTON, Fla., Dec. 05, 2019 (GLOBE NEWSWIRE) -- KLX Energy Services Holdings, Inc. (“KLX Energy Services” or the “Company”) (NASDAQ: KLXE), a leading U.S. onshore provider of mission critical, asset light oilfield services, today reported its third fiscal quarter ended October 31, 2019 financial results.

The oilfield services industry experienced an abrupt deterioration in demand during the three-month period ended October 31, 2019. As previously reported, the Company responded to the decline in demand, which accelerated through the end of our third quarter, with contemporaneous cost reductions in all aspects of the Company’s business. As a result of these and other measures, we incurred a charge of approximately $13 million, of which approximately $11 million were non-cash costs. Additionally, as a result of the rapid deterioration in industry conditions, the Company recorded a non-cash asset impairment charge of approximately $46 million. The costs associated with the abovementioned activities are collectively referred to as “Costs as Defined.” Notwithstanding the aforementioned costs, the Company generated approximately $41 million in cash flow from operations and approximately $31 million of free cash flow during the third quarter, increasing its cash balance to approximately $121 million.

For comparability purposes, unless otherwise indicated, the Company is reporting the current period on an adjusted basis to exclude Costs as Defined. For the three months ended October 31, 2019, on a GAAP basis, including the approximately $59 million of Costs as Defined, operating loss was $(63.1) million, net loss was $(69.8) million and net loss per diluted share was $(3.10).

THIRD QUARTER HIGHLIGHTS

  Revenues were $134.5 million, a decrease of 18.4 percent as compared to the second quarter of 2019
  Adjusted operating loss was $(4.0) million, as compared to second quarter Adjusted operating earnings of $11.9 million1
  Adjusted EBITDA was $17.4 million, or 12.9 percent of revenues, as compared to second quarter Adjusted EBITDA and Adjusted EBITDA margin of $33.0 million and 20.0 percent, respectively2
  Adjusted Net Loss and Adjusted Net Loss per diluted share were $(5.0) million and $(0.22) per diluted share, respectively, as compared to second quarter Adjusted Net Earnings and Adjusted Net Earnings per diluted share of $10.1 million and $0.45 per diluted share, respectively3

1 Excludes Costs as Defined
2 Excludes Costs as Defined and non-cash compensation expense
3 Excludes Costs as Defined, amortization and non-cash compensation expense

Adjusted Net (Loss) Earnings and Adjusted Net (Loss) Earnings per diluted share are presented to reflect net earnings before amortization, non-cash compensation expense and Costs as Defined (“Adjusted Net (Loss) Earnings” and “Adjusted Net (Loss) Earnings per diluted share”). This release includes “Adjusted operating earnings,” which excludes Costs as Defined. This release also includes “Adjusted EBITDA (Loss),” which excludes Costs as Defined and non-cash compensation expense. Each of these metrics are “Non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Reconciliation of Non-GAAP Financial Measures.”

THIRD QUARTER CONSOLIDATED RESULTS

Revenues for the third quarter of 2019 were $134.5 million, an 18.4 percent decrease sequentially.  On a product line basis, completion, production and intervention services revenues declined approximately 20 percent, 15 percent and 18 percent, respectively, as compared to the second quarter. Adjusted operating loss was $(4.0) million, compared to second quarter Adjusted operating earnings of $11.9 million. Adjusted EBITDA was $17.4 million, or 12.9 percent of revenues, compared to second quarter Adjusted EBITDA of $33.0 million, or 20.0 percent of revenues. The Company reported an Adjusted Net Loss of $(5.0) million, or $(0.22) per diluted share, for the third quarter, compared to second quarter Adjusted Net Earnings of $10.1 million, or $0.45 per diluted share.

Amin J. Khoury, Chairman and Chief Executive Officer of KLX Energy Services commented, “The abrupt deterioration in industry conditions, which accelerated through the end of our third quarter ended October 31, 2019, reflects an intense focus on capital discipline and free cash flow generation by the Exploration and Production (“E&P”) companies, which led to a sharp sequential quarterly decline in U.S. rig count and an unprecedented decline in operating frac spreads from the second quarter to the third quarter. Specifically, the aggregate number of active frac spreads in the DJ, Niobrara and Williston basins declined approximately 20 percent, while our Rocky Mountains segment revenues declined approximately 9 percent. In the gassier basins, including the Marcellus, Utica, Woodford and Haynesville, the number of active frac spreads declined approximately 50 percent, while our Northeast/Mid-Con segment revenues declined approximately 20 percent. In the Permian and Eagle Ford shale basins, the active frac spread count declined approximately 22 percent, while our Southwest segment revenues were down approximately 28 percent as we elected to warm stack the vast majority of our wireline assets due to the weak pricing environment.

“Contemporaneously with the precipitous decline in activity, we initiated a comprehensive business review and cost rationalization program to improve profitability and to align our cost structure with current customer demand. Specifically, we implemented an approximate 17 percent reduction in force, we warm stacked our Permian based wireline assets and we aggressively cut costs in every area of our business. We will continue to carefully monitor our cost structure to ensure it is aligned with demand.

“We expect to begin to realize the benefit of our business realignment actions in the fourth quarter of this year. While we have reduced our personnel levels substantially, we are also recruiting experienced coiled tubing personnel to join the Company in the fourth quarter as we have begun to receive and deploy five new large diameter coiled tubing spreads. A continuation and expansion of the Company’s coiled tubing strategy to gain greater share of customer spend by pulling through our broad range of asset light services will be a major strategic priority in 2020, along with continued tight cost control, free cash flow generation and further strengthening of the Company’s balance sheet.”

THIRD QUARTER SEGMENT RESULTS

The following is a tabular summary and commentary of revenues, Adjusted operating earnings (loss) and Adjusted EBITDA (Loss) for the three-month periods ended October 31, 2019 and July 31, 2019.

($ in millions)

	REVENUES
	THREE MONTHS ENDED

Segment	October 31, 2019	July 31, 2019	% Change
Rocky Mountains	$57.6	$63.5	(9.3%)
Northeast/Mid-Con	38.4	48.1	(20.2%)
Southwest	38.5	53.3	(27.8%)
Total	$134.5	$164.9	(18.4%)

	ADJUSTED OPERATING EARNINGS (LOSS) 1
	THREE MONTHS ENDED

Segment	October 31, 2019	July 31, 2019	$ Change
Rocky Mountains	$4.4	$8.9	$(4.5)
Northeast/Mid-Con	(0.5)	4.1	(4.6)
Southwest	(7.9)	(1.1)	(6.8)
Total	$(4.0)	$11.9	$(15.9)

	ADJUSTED EBITDA (LOSS)2
	THREE MONTHS ENDED

Segment	October 31, 2019	July 31, 2019	% Change
Rocky Mountains	$12.1	$16.2	(25.3%)
Northeast/Mid-Con	6.6	11.2	(41.1%)
Southwest	(1.3)	5.6	nm
Total	$17.4	$33.0	(47.3%)

[1] Excludes Costs as Defined
[2] Excludes Costs as Defined and non-cash compensation expense

The Company allocates all corporate costs to its three segments. Costs allocated to each segment for the three month period ended October 31, 2019 were as follows: Rocky Mountains segment $6.9 million, Northeast/Mid-Con segment $4.6 million, and Southwest segment $4.7 million.

For the quarter ended October 31, 2019, Rocky Mountains segment revenues of $57.6 million decreased by $5.9 million, or 9.3 percent. The decline in revenues was primarily driven by a number of customers suspending operations for the balance of the year, along with lower activity levels among certain other customers. Adjusted operating earnings and adjusted operating margin were $4.4 million and 7.6 percent, respectively, compared to second quarter Adjusted operating earnings and Adjusted operating margin of $8.9 million and 14.0 percent, respectively. Adjusted EBITDA was $12.1 million, resulting in an Adjusted EBITDA margin of 21.0 percent, compared to second quarter Adjusted EBITDA and Adjusted EBITDA margin of $16.2 million and 25.5 percent, respectively.

For the third quarter ended October 31, 2019, Northeast/Mid-Con segment revenues of $38.4 million decreased by 20.2 percent. The decline in revenues was primarily driven by a number of customers suspending operations for the balance of the year, along with lower activity levels among certain other customers, particularly from natural gas customers. The Northeast/Mid-Con segment has the highest exposure, as a percentage of revenues, to natural gas customers. Adjusted operating loss, was $(0.5) million, compared to second quarter Adjusted operating earnings of $4.1 million.  Adjusted EBITDA was $6.6 million, resulting in an Adjusted EBITDA margin of 17.2 percent, compared to second quarter Adjusted EBITDA and Adjusted EBITDA margin of $11.2 million and 23.3 percent, respectively.

For the quarter ended October 31, 2019, Southwest segment revenues of $38.5 million decreased 27.8 percent, driven primarily by lower activity levels and a decline in wireline revenues as the Company elected to warm stack the vast majority of its wireline assets due to the weak pricing environment. Adjusted operating loss was $(7.9) million, compared to a second quarter Adjusted operating loss of $(1.1) million, and Adjusted EBITDA was $(1.3) million, compared to a second quarter Adjusted EBITDA of $5.6 million.

LIQUIDITY

For the quarter ended October 31, 2019, net cash flow provided by operations was approximately $41 million. The Company generated free cash flow of approximately $31 million, increasing its cash balance to approximately $121 million. Capital expenditures were approximately $11 million. Total long-term debt of $250 million less cash resulted in net debt of approximately $129 million, and the Company’s net debt to net capital ratio was approximately 28 percent. There were no borrowings outstanding under the Company’s $100 million credit facility. The Company’s net debt to Adjusted EBITDA leverage ratio was approximately 1.2x.

Mr. Khoury added, “During the third quarter, the Company’s Board of Directors authorized a stock repurchase program of up to $50 million. We remain committed to deploying capital where we believe it will generate the highest potential return to our shareholders and evaluate share or debt repurchases or capital investments in our product service lines through the same lens. Our stock repurchases during the third quarter totaled approximately $1.1 million and reflect this disciplined approach toward capital deployment. Moreover, we believe our strong financial position will allow us to continue to explore strategic combinations.”

OUTLOOK

Commenting on the Company’s outlook, Mr. Khoury stated, “We expect customer activity to decline further in the fourth quarter due to continued intense focus by our E&P customers on free cash flow, as well as budget exhaustion and seasonal issues.  While we expect to begin to realize the benefit of our third quarter cost reduction actions early in the fourth quarter, we are also recruiting additional experienced coiled tubing personnel to join the Company in the fourth quarter as we have begun to receive and deploy our five new large diameter coiled tubing spreads. The coiled tubing start-up costs related to the deployment of these five new spreads are expected to be a drag on our fourth quarter earnings. We expect to have all 13 of our large diameter coiled tubing spreads in operation by the end of the first quarter of 2019.”

Mr. Khoury concluded, “We remain focused on serving the needs of our customers by providing a broad portfolio of product service lines across all major basins, while preserving a solid balance sheet, maintaining sufficient operating liquidity and prudently managing our capital expenditures. In an operating environment where our financial strength is a key differentiator, we believe that our ongoing cost reduction efforts along with the anticipated positive impact from the roll-out of five new large diameter coiled tubing units and the resulting pull through of our broad range of asset light services, will allow us to continue to generate free cash flow through 2020 despite the anemic demand levels the industry is experiencing.”

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements involve risks and uncertainties. The Company’s actual experience and results may differ materially from the experience and results anticipated in such statements. Factors that might cause such a difference include those discussed in the Company’s filings with the SEC, which include its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. For more information, see the section entitled “Cautionary Statement Regarding Forward-Looking Statements” contained in the Company’s Annual Report on Form 10-K and in other filings. The forward-looking statements included in this news release are made only as of the date of this news release and, except as required by federal securities laws and rules and regulations of the SEC, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About KLX Energy Services

KLX Energy Services is a leading U.S. onshore provider of mission critical oilfield services focused on completion, intervention and production activities for the most technically demanding wells. KLX Energy Services’ experienced and technically skilled personnel are supported by a broad portfolio of specialized tools and equipment, including innovative proprietary tools developed by the Company’s in-house R&D team. KLX Energy Services supports its customers on a 24/7 basis from over 40 service facilities located in the major onshore oil and gas producing regions of the United States. For more information, visit the KLX Energy Services website at www.klxenergy.com.

KLX ENERGY SERVICES HOLDINGS, INC.
STATEMENTS OF OPERATIONS (UNAUDITED)
(In Millions, Except Per Share Data)

	THREE MONTHS ENDED
	October 31, 2019	July 31, 2019

Revenues	$134.5	$164.9
Cost of sales	119.3	129.4

Gross profit	15.2	35.5

Selling, general and administrative	31.7	23.7
Research and development	0.8	0.8
Goodwill impairment charge	45.8	-

Operating (loss) earnings	(63.1)	11.0

Interest expense, net	7.2	7.4

(Loss) earnings before income taxes	(70.3)	3.6

Income tax (benefit) expense	(0.5)	0.1

Net (loss) earnings	$(69.8)	$3.5

Net (loss) earnings per common share:
Basic	$(3.10)	$0.16
Diluted	$(3.10)	$0.16

Weighted average common shares:
Basic	22.5	22.3
Diluted	22.5	22.3

KLX ENERGY SERVICES HOLDINGS, INC.
BALANCE SHEETS (UNAUDITED)
(In Millions)

	October 31,	January 31,
	2019	2019
ASSETS

Current assets:
Cash and cash equivalents	$121.1	$163.8
Accounts receivable, net	103.3	119.6
Inventories, net	12.8	15.4
Other current assets	13.5	9.5
Total current assets	250.7	308.3
Long-term assets	407.2	364.5
	$657.9	$672.8

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total current liabilities	$74.1	$85.2
Total long-term liabilities	255.1	246.9
Total stockholders' equity	328.7	340.7
	$657.9	$672.8

KLX ENERGY SERVICES HOLDINGS, INC.
STATEMENTS OF CASH FLOWS (UNAUDITED)
(In Millions)

	NINE MONTHS ENDED
	October 31, 2019	October 31, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) earnings	$(71.3)	$9.5
Adjustments to reconcile net (loss) earnings to net cash
flows provided by operating activities:
Depreciation and amortization	48.0	28.3
Goodwill impairment charge	45.8	-
Non-cash compensation	13.8	19.2
Amortization of deferred financing fees	0.8	-
Provision for inventory reserve	2.0	1.1
Change in allowance for doubtful accounts	10.7	(0.1)
Loss on disposal of property, equipment and other	2.1	1.7
Changes in operating assets and liabilities
Accounts receivable	14.8	(13.4)
Inventories	3.4	(4.7)
Other current and non-current assets	(5.5)	(9.3)
Accounts payable	(9.3)	7.1
Other current and non-current liabilities	(2.1)	12.2
Net cash flows provided by operating activities	53.2	51.6

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(67.4)	(55.9)
Proceeds from sale of assets	0.5	0.9
Acquisitions, net of cash acquired	(27.6)	-
Net cash flows used in investing activities	(94.5)	(55.0)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	(1.2)	-
Shares cancelled by employees for taxes	(1.0)	-
Cash proceeds from stock issuance	0.8	-
Proceeds from long-term debt	-	250.0
Debt origination costs	-	(8.3)
Capital contribution from Former Parent	-	50.0
Net transfers from Former Parent (pre spin-off)	-	24.9
Net cash flows (used in) provided by financing activities	(1.4)	316.6

Net change in cash and cash equivalents	(42.7)	313.2
Cash and cash equivalents, beginning of period	163.8	-
Cash and cash equivalents, end of period	$121.1	$313.2

KLX ENERGY SERVICES HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

This release includes Adjusted Net (Loss) Earnings, Adjusted Net (Loss) Earnings per diluted share, Adjusted operating earnings (loss), Adjusted operating margin, Adjusted EBITDA (Loss) and free cash flow to reflect net earnings before amortization, Costs as Defined and non-cash compensation expense (“Adjusted Net Earnings (Loss)” and “Adjusted Net Earnings (Loss) per diluted share”). This release also includes “Adjusted EBITDA (Loss),” which excludes Costs as Defined and non-cash compensation expense. Adjusted EBITDA (Loss) used to calculate the Company’s leverage ratio, excludes spin-off and other one-time costs of approximately $21 million, consistent with the Company’s bank credit terms of the ABL facility. Each of the metrics are “non-GAAP financial measures” as defined in Regulation G of the Exchange Act. See “Reconciliation of Non-GAAP Financial Measures.”

The Company uses the above described adjusted measures to evaluate and assess the operational strength and performance of the business and of segments of the business. The Company believes these financial measures are relevant and useful for investors because they allow investors to have a better understanding of the Company’s actual operating performance.  These financial measures should not be viewed as a substitute for, or superior to, operating earnings, net earnings or net cash flows provided by operating activities (each as defined under GAAP), the most directly comparable GAAP measures, as a measure of the Company’s operating performance.

Pursuant to the requirements of Regulation G of the Exchange Act, we are providing the following tables that reconcile the above mentioned non-GAAP financial measures to the most directly comparable GAAP financial measures:

KLX ENERGY SERVICES HOLDINGS, INC.
RECONCILIATION OF NET (LOSS) EARNINGS
TO ADJUSTED NET (LOSS) EARNINGS PER DILUTED SHARE
(In Millions, Except Per Share Data)

	THREE MONTHS ENDED
	October 31, 2019	July 31, 2019
Net (loss) earnings	$(69.8)	$3.5
Amortization expense	1.0	1.1
Non-cash compensation	4.7	4.6
Income taxes	(0.5)	0.1
Costs as Defined[1]	59.1	0.9
Adjusted (loss) earnings before tax expense	(5.5)	10.2
Income taxes[2]	(0.5)	0.1
Adjusted net (loss) earnings	$(5.0)	$10.1

Adjusted net (loss) earnings per diluted share	$(0.22)	$0.45

Diluted weighted average shares	22.5	22.3

[1] Costs as Defined in Q2 2019 include costs associated with Red Bone Services and Tecton Energy Services acquisitions, costs associated with regional launches of the coiled tubing and filtration, testing and flow back product service lines, and in Q3 2019 costs related to the goodwill impairment charge of $45.8 million and business realignment costs of $13.3 million
[2] Prior period income taxes are calculated at the effective tax rate

KLX ENERGY SERVICES HOLDINGS, INC.
RECONCILIATION OF CONSOLIDATED OPERATING (LOSS) EARNINGS
TO ADJUSTED EBITDA
(In Millions)

	THREE MONTHS ENDED
	October 31, 2019	July 31, 2019
Operating (loss) earnings	$(63.1)	$11.0
Costs as Defined[1]	59.1	0.9
Adjusted operating (loss) earnings	(4.0)	11.9
Depreciation and amortization	16.7	16.5
Non-cash compensation	4.7	4.6
Adjusted EBITDA	$17.4	$33.0

RECONCILIATION OF ROCKY MOUNTAINS OPERATING EARNINGS
TO ADJUSTED EBITDA
(In Millions)

	THREE MONTHS ENDED
	October 31, 2019	July 31, 2019
Rocky Mountains operating earnings	$2.6	$8.7
Costs as Defined[1]	1.8	0.2
Adjusted Rocky Mountains operating earnings	4.4	8.9
Depreciation and amortization	5.7	5.5
Non-cash compensation	2.0	1.8
Rocky Mountains Adjusted EBITDA	$12.1	$16.2

RECONCILIATION OF NORTHEAST/MID-CON OPERATING (LOSS) EARNINGS
TO ADJUSTED EBITDA
(In Millions)

	THREE MONTHS ENDED
	October 31, 2019	July 31, 2019
Northeast/Mid-Con operating (loss) earnings	$(26.1)	$3.9
Costs as Defined[1]	25.6	0.2
Adjusted Northeast/Mid-Con operating (loss) earnings	(0.5)	4.1
Depreciation and amortization	5.7	5.8
Non-cash compensation	1.4	1.3
Northeast/Mid-Con Adjusted EBITDA	$6.6	$11.2

RECONCILIATION OF SOUTHWEST OPERATING LOSS
TO ADJUSTED EBITDA (LOSS)
(In Millions)

	THREE MONTHS ENDED
	October 31, 2019	July 31, 2019
Southwest operating loss	$(39.6)	$(1.6)
Costs as Defined[1]	31.7	0.5
Adjusted Southwest operating loss	(7.9)	(1.1)
Depreciation and amortization	5.3	5.2
Non-cash compensation	1.3	1.5
Southwest Adjusted EBITDA (Loss)	$(1.3)	$5.6

[1] Costs as Defined in Q2 2019 include costs associated with Red Bone Services and Tecton Energy Services acquisitions, costs associated with regional launches of the coiled tubing and filtration, testing and flow back product service lines, and in Q3 2019 costs related to the goodwill impairment charge of $45.8 million and business realignment costs of approximately $13 million

RECONCILIATION OF NET CASH FLOW PROVIDED BY
OPERATING ACTIVITIES TO FREE CASH FLOW
(In Millions)

	THREE MONTHS ENDED
	October 31, 2019	July 31, 2019
Net cash flow provided by operating activities	$41.3	$7.7
Capital expenditures	(10.6)	(27.2)
Free cash flow	$30.7	$(19.5)

CONTACT:
Michael Perlman
Treasurer and Senior Director, Investor Relations
KLX Energy Services Holdings, Inc.
(561) 273-7148
Michael.Perlman@klxenergy.com